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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-89175 of DTE Energy Company on Form S-4 of our report dated January 27, 1999, appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

November 12, 1999